MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an
 Underwriting Syndicate in which an Affiliate
			 is a Member)
January 1, 1999 through April 30, 1999


 Date of 					Price Per Total	  % of Offering	Underwriter or Dealer
Offering Security			Shares	Share	  Value	  Purchased	from Whom Purchased

Aggressive Equity
01/15/99 Marketwatch.com  Inc.		600 	$17.00	$10,200 	0.02%	Donaldson,
Lufkin & Jenrette,
										Alex Brown & Sons, Inc.
01/20/99 Keebler Foods Co.		19,200 	$33.44	$642,048 	0.12%	Donaldson,
 Lufkin & Jenrette,
										Lehman Brothers, Merrill Lynch,
										Warburg, CS First Boston
01/21/99 Nvidia				1,100 	$12.00 	$13,200 	0.03%	Hembrecht & Quist
01/28/99 Entercom Communications Corp.	5,300 	$22.50 	$119,250 	0.05%	CS
First Boston
01/28/99 American Axle & Manufacturing	17,000 	$17.00 	$289,000 	0.24%
Merrill Lynch
01/29/99 Smith-Gardner & Associates	1,100 	$12.00 	$13,200 	0.02%
	Soundview Financial
02/01/99 Med E America Corp.		300 	$13.00 	$3,900 		0.01%
	Salomon Smith Barney
02/01/99 Perot Systems Corp.		400 	$16.00 	$6,400 		0.01%	Merrill Lynch
02/03/99 American Tower Corp.		57,100 	$25.00 	$1,427,500 	0.29%	Lehman
Brothers,
										Salomon Smith Barney,
										Montgomery Securities
02/05/99 Modem Media Poppe Tyson Inc.	400 	$16.00 	$6,400 		0.01%
	Robertson Stephens
02/10/99 Prodigy Communications Corp.	900 	$15.00 	$13,500 	0.01%
Volpe Welty & Co.
02/18/99 Vignette			400 	$19.00 	$7,600 		0.01%	Hembrecht & Quist
02/19/99 Webtrends			200 	$13.00 	$2,600 		0.01%	Dain Bosworth
03/05/99 Neon Systems			500 	$15.00 	$7,500 		0.02%	Hembrecht & Quist
03/22/99 Autoweb.com			500 	$14.00 	$7,000 		0.01%	CS First Boston
03/26/99 Autobytel.com			1,100 	$23.00 	$25,300 	0.02%	Alex Brown & Sons, Inc.

Asian Equity
03/26/99 Korea Electric Power		57,400 	$12.00 	$688,800	0.09%	Ing Baring

Asian Real Estate
04/29/99 Allgreen Properties Ltd.	130,000	$1.03	$133,900	0.05%	DBS Bank


Emerging Markets Debt
01/07/99 Philippines Republic Global Bd 500,000 $0.98	$491,590	0.10%
	J.P. Morgan

Emerging Growth
01/15/99 Marketwatch.com Inc.		300 	$17.00 	$5,100 		0.01%	Donaldson,
Lufkin & Jenrette,
										Alex Brown & Sons, Inc.
01/21/99 Nvidia				600 	$12.00 	$7,200 		0.02%	Prudential Securities
01/26/99 ITT Educational Services	2,400 	$34.00 	$81,600 	0.03%	Bear
Stearns & Co. Inc.,
										CS First Boston,
										Montgomery Securities
01/28/99 Entercom Communications Corp.	2,600 	$22.50 	$58,500 	0.02%
CS First Boston
01/29/99 Smith-Gardner & Associates	500 	$12.00 	$6,000 		0.01%	Soundview
Financial
02/01/99 Med E America Corp.		200 	$13.00 	$2,600 		0.01%	Salomon Smith Barney
02/01/99 Perot Systems Corp.		200 	$16.00 	$3,200 		0.00%	Hembrecht & Quist
02/03/99 American Tower Corp.		13,600 	$25.00 	$340,000 	0.07%	Alex Brown &
Sons, Inc.
02/05/99 L-3 Communications Holdings	3,800 	$42.00 	$159,600 	0.04%	Lehman
Brothers
02/05/99 Modem Media Poppe Tyson Inc.	100 	$16.00 	$1,600 		0.00%	Montgomery
 Securities
02/10/99 Prodigy Communications Corp.	200 	$15.00 	$3,000 		0.00%
	Furman Selz Inc.
02/18/99 Vignette			100 	$19.00 	$1,900 		0.00%	Hembrecht & Quist
02/22/99 Corporate Executive Board Co.	15,500 	$19.00 	$294,500 	0.19%
Goldman Sachs, Salomon Smith Barney,
										Donaldson, Lufkin & Jenrette
03/05/99 Neon Systems			100 	$15.00 	$1,500 		0.00%	Donaldson,
 Lufkin & Jenrette
03/22/99 Autoweb.com 			100 	$14.00 	$1,400 		0.00%	CS First Boston
03/26/99 Autobytel.com			200 	$23.00 	$4,600 		0.00%	Alex Brown & Sons, Inc.
03/30/99 ZD Net Inc.			400 	$19.00 	$7,600 		0.00%	Goldman Sachs
04/29/99 Marimba			200 	$20.00 	$4,000 		0.01%	CS First Boston
04/29/99 Mpath Interactive		300 	$18.00 	$5,400 		0.01%	Robertson Stephens

Equity Growth
01/15/99 Marketwatch.com Inc.		3,600 	$17.00 	$61,200 	0.13%	Salomon Smith
Barney
01/20/99 Keebler Foods Co.		42,800 	$33.44 	$1,431,125 	0.26%	Donaldson,
Lufkin & Jenrette,
										Lehman Brothers, Merrill Lynch,
										Warburg, CS First Boston,
										Dillon Reed & Co. Inc.
01/21/99 Nvidia				6,900 	$12.00 	$82,800 	0.20%	Hembrecht & Quist
01/28/99 Entercom Communications Corp.	31,500 	$22.50 	$708,750 	0.29%	CS
First Boston, Goldman Sachs
01/29/99 Smith-Gardner & Associates	6,800 	$12.00 	$81,600 	0.15%	Alex
Brown & Sons, Inc.
02/01/99 Med E America Corp.		1,800 	$13.00 	$23,400 	0.04%	Salomon Smith
 Barnery,
										William Blair & Co.
02/01/99 Perot Systems Corp.		2,600 	$16.00 	$41,600 	0.05%	Warburg, Dillon
Reed & Co. Inc.
02/03/99 American Tower Corp.		64,200 	$25.00 	$1,605,000 	0.33%
CS First Boston
02/05/99 L-3 Communications Holdings	23,300 	$42.00 	$978,600 	0.25%	Lehman
 Brothers
02/05/99 Modem Media Poppe Tyson Inc.	2,300 	$16.00 	$36,800 	0.09%	Robertson
Stephens
02/10/99 Prodigy Communications Corp.	5,300 	$15.00 	$79,500 	0.07%	Bear
 Stearns & Co. Inc.
02/10/99 Safeway Inc.			79,300 	$52.69 	$4,178,119 	0.40%	Donaldson,
          Lufkin & Jenrette,
										Lehman Brothers, Merrill Lynch,
										Warburg, J.P. Morgan & Co.,
										Dillon Reed & Co. Inc.
02/18/99 Vignette			2,000 	$19.00 	$38,000 	0.06%	Hembrecht & Quist
02/19/99 Webtrends			900 	$13.00 	$11,700 	0.03%	Soundview Financial
02/24/99 Lowe's Companies		17,300 	$58.00 	$1,003,400 	0.36%	Merrill Lynch,
 Paine Webber
03/05/99 Neon Systems			2,800 	$15.00 	$42,000 	0.11%	Oppenheimer & Co.
03/22/99 Autoweb.com			2,800 	$14.00 	$39,200 	0.06%	Hembrecht & Quist
03/26/99 Autobytel.com			6,400 	$23.00 	$147,200 	0.14%	Lehman Brothers
03/30/99 ZD Net Inc.			10,500 	$19.00 	$199,500 	0.11%	Donaldson, Lufkin &
 Jenrette
04/29/99 Marimba			4,900 	$20.00 	$98,000 	0.12%	Alex Brown & Sons, Inc.
04/29/99 Mpath Interactive		8,300 	$18.00 	$149,400 	0.21%	Thomas Weisel
 Partner

European Equity

05/10/98 Swisscom			7,890 	$252.77	$1,994,355 	0.05%**	J.P. Morgan

Fixed Income
04/09/99 Republic of Hungary		2,000,000 $1.00 $2,000,000 	0.40%	Salomon
 Brothers,
										Salomon Smith Barney
04/15/99 Conoco				2,000,000 $1.00 $2,000,000 	0.11%	Salomon Brothers,
										Salomon Smith Barney
04/28/99 Delphi Automotive Systems	2,000,000 $0.99 $1,984,600 	0.40%	Chase
Securities

Global Equity

05/10/98 Swisscom			7,240 	$252.77 $1,830,055 	0.04%**	J.P. Morgan

International Equity

05/10/98 Swisscom			104,370 $252.77 $26,381,605 	0.60%**	J.P. Morgan

International Magnum

05/10/98 Swisscom			6,280 	$252.77 $1,587,396 	0.04%**	J.P. Morgan


Technology
01/15/99 Marketwatch.com Inc.		100 	$17.00 	$1,700 		0.00%	Donaldson,
Lufkin & Jenrette
01/21/99 Nvidia				200 	$12.00 	$2,400 		0.01%	Hembrecht & Quist
01/29/99 Smith-Gardner & Associates	200 	$12.00 	$2,400 		0.00%	Soundview
 Financial
02/01/99 Med E America Corp.		100 	$13.00 	$1,300 		0.00%	Salomon Smith
 Barney
02/01/99 Perot Systems Corp.		100 	$16.00 	$1,600 		0.00%	Bear Stearns & Co.
 Inc.
02/05/99 Modem Media Poppe Tyson Inc.	100 	$16.00 	$1,600 		0.00%
	Montgomery Securities
02/10/99 Prodigy Communications Corp.	200 	$15.00 	$3,000 		0.00%
	Volpe Welty & Co.
02/18/99 Vignette			100 	$19.00 	$1,900 		0.00%	Hembrecht & Quist
03/05/99 Neon Systems			100 	$15.00 	$1,500 		0.00%	Donaldson, Lufkin &
 Jenrette
03/22/99 Autoweb.com			100 	$14.00 	$1,400 		0.00%	CS First Boston
03/26/99 Autobytel.com			200 	$23.00 	$4,600 		0.00%	Alex Brown & Sons, Inc.
03/30/99 ZD Net Inc.			300 	$19.00 	$5,700 		0.00%	ABN  Amro
04/29/99 Marimba			200 	$20.00 	$4,000 		0.01%	CS First Boston
04/29/99 Mpath Interactive		300 	$18.00 	$5,400 		0.01%	Thomas
 Weisel Partner

Value Equity
01/15/99 Marketwatch.com Inc.		200 	$17.00 	$3,400 		0.01%	Donaldson, Lufkin
 & Jenrette,
										Alex Brown & Sons, Inc.
01/21/99 Nvidia				400 	$12.00 	$4,800 		0.01%	Hembrecht & Quist
01/28/99 Entercom Communications Corp.	2,100 	$22.50 	$47,250 	0.02%	CS First
Boston
02/01/99 Perot Systems Corp.		200 	$16.00 	$3,200 		0.00%	Hembrecht & Quist


* All transactions were completed in accordance with Rule 10f-3 and Board-approved Rule 10f-3 procedures.
** Please note that this Rule 10f-3 transaction was inadvertently omitted from the schedule included in the September, 1998 Board book.